Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to use in this Registration Statement on Amendment Number 2 to Form SB-2 of our report dated October 25, 2000 relating to the July 31, 2000 and 1999 consolidated financial statements of American Technologies Group Inc., appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

CORBIN & WERTZ

Irvine, California March 9, 2001